Exhibit 10.2
COLLATERALIZED BOND SURETY PROGRAM
REGISTERED PLEDGE AND MASTER SECURITY AGREEMENT
     THIS AGREEMENT (“Master Agreement”), made and entered into by and between Travelers Casualty and Surety Company of America acting on its own behalf and as Agent on behalf of its parents, subsidiaries and affiliates (the “Secured Party”) and Pledgor, as identified below, on its own behalf and as Agent on behalf of any affiliate or other entity which is a party to the Indemnity Agreements defined below (“Pledgor”). This Master Agreement shall be effective as of the date executed by the Pledgor as evidenced by the signature below, subject to the acceptance by Secured Party.
WITNESSETH:
     WHEREAS, Pledgor desires Secured Party to issue an instrument or instruments of suretyship, undertakings or guarantees (“Bonds”);
     WHEREAS, Secured Party desires to be adequately secured with respect to Pledgor’s obligations to Secured Party;
     WHEREAS, to induce Secured Party to issue such Bonds, Pledgor has agreed, at Secured Party’s request, to make and enter into this Master Agreement;
     WHEREAS, Pledgor has executed or will execute General Agreements of Indemnity and for Security; General Contracts of Indemnity; or Applications for Bonds (“Indemnity Agreements”);
     WHEREAS, Pledgor has agreed to indemnify and hold harmless Secured Party from any loss, cost or expense as a result of furnishing Bonds;
     NOW, THEREFORE, in consideration for inducing Secured Party to issue such Bonds to and for the benefit of Pledgor, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Secured Party hereby agree as follows:
     1. Indemnity Agreements. Any and all Indemnity Agreements executed by Pledgor and its affiliates or any other entity which is party to an Indemnity Agreement executed by Pledgor are hereby incorporated into this Master Agreement by reference.
     2. Pledge of Collateral. Pledgor does hereby pledge, hypothecate, assign, transfer, set over, deliver and grant to Secured Party a security interest, at any time or from time to time, in all of the Pledgor’s right, title and interest in the shares of the Smith Barney Money Funds, Inc. Cash Portfolio (such portfolio being referred to herein as the “Fund”) (which such right, title and interest is simultaneously herewith being delivered to Secured Party via a registered pledge, which is to be so noted on the books of the Fund by PFPC Global Fund Services (the Fund’s transfer agent) as evidenced by the shares of the Fund referenced on each Pledge Schedule executed, from time to time pursuant to this Master Agreement (each Pledge Schedule shall be made a part hereof, shall incorporate therein all of the terms, and conditions of this Master Agreement and shall contain such additional terms and conditions as Pledgor and Secured Party shall agree upon) together with any and all other securities, cash or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for or redemption of or liquidation of any or all of Pledgor’s interest in such Fund, and together with the proceeds thereof and such other property, rights and assets as may be pledged from time to time hereunder, (hereinafter said property being collectively referred to as the “Collateral”), all as security for the payment and performance when due of any and all duties, debts, liabilities and obligations of Pledgor

(either directly, as maker, or indirectly, as guarantor, surety, endorser or otherwise) to Secured Party, whether now or hereafter existing, howsoever arising or incurred or evidenced including specifically, but without limitation, the “Obligations” defined in the Indemnity Agreements and Bonds (hereinafter collectively called the “Obligations”) and the obligations and liabilities created herein, including the reimbursement of expenses as described in Section 13 hereof.
     3. Holding of Collateral and Rights. Pledgor acknowledges and agrees that Secured Party shall hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto forever, subject, however, to return of the Collateral (or such portion thereof as may be existing from time to time hereafter after giving effect to the terms hereof) by Secured Party to Pledgor upon (a) payment in full of all outstanding Obligations and (b) termination of all Obligations of Pledgor (past, present or future) evidenced by releases of all liabilities under or pursuant to the Bonds satisfactory to Secured Party.
     4. Additions to Collateral. Pledgor further acknowledges and agrees that, at any time or from time to time hereafter, should the market value or marketability of said Collateral, as determined by Secured Party, be reduced or impaired by an aggregate amount deemed material by Secured Party, or should the value of the Collateral be reduced by any redemption or series of redemptions to pay outstanding Obligations or to reimburse the Secured Party as required or permitted under or pursuant to the Bonds, then, at the option of Secured Party, the Secured Party may require that Pledgor pledge additional mutual fund shares or like property or other liquid assets to Secured Party in order to replenish or replace such loss in market value or marketability or decrease in value due to redemption and, in such event, within 30 days after Pledgor’s receipt of notice of such request, Pledgor shall deliver such additional Collateral to Secured Party in form acceptable to Secured Party together with such documents, instruments and agreements as Secured Party may request in connection therewith to evidence, effect and perfect such pledge.
     Pledgor may, at any time, and for any reason, pledge and deliver additional Collateral to Secured Party together with all documents, instruments and agreements necessary to evidence, effect and perfect such pledge.
     5. Representations and Warranties. In order to induce Secured Party to accept this Master Agreement, Pledgor hereby represents and warrants to Secured Party with respect to this Master Agreement and each Pledge Schedule executed hereunder:
     (1) that Pledgor has the complete and unconditional authority to pledge the Collateral, holds (or will hold on date of pledge thereof) the Collateral free and clear of any and all liens, charges, encumbrances and security interests thereon (other than in favor of Secured Party), has (or will have on the date of pledge thereof) good right, title and legal authority to pledge the Collateral in the manner contemplated herein and that the execution and performance of this Master Agreement and each Pledge Schedule constitutes authorized, legal, valid and binding acts of Pledgor enforceable in accordance with their respective terms as evidenced (should Secured Party so request) by a certificate of incumbency for the individual executing this Master Agreement or any Pledge Schedule; and
     (2) that no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body having jurisdiction over the assets, affairs or business of Pledgor is required either
     (i) for the pledge by Pledgor, of the Collateral pursuant to this Master Agreement or any Pledge Schedule or for the execution, delivery or performance of this Master Agreement or any Pledge Schedule by Pledgor, or

     (ii) for the exercise by Secured Party of the voting or other rights provided for in this Master Agreement or the remedies in respect of the Collateral pursuant to this Master Agreement.
     6. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.
     7. Name in Which Collateral Held. Pledgor further acknowledges and agrees that Secured Party upon taking possession of the Collateral, may hold any of the Collateral in its own name, endorsed, registered or assigned in blank or in the name of any nominee or nominees.
     8. Voting Rights; Dividends; Etc.
     (a) So long as no Event of Default (as defined in Section 11 hereof) shall have occurred and be continuing:
          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Master Agreement; provided, however, that following request therefor by Secured Party, Pledgor shall not exercise or, as the case may be, shall not refrain from exercising any such right if such action or failure to act would have a material adverse effect on the value of the Collateral or any part thereof; and, provided further, that Pledgor shall give Secured Party at least ten days’ written notice of the manner in which it intends to exercise or fail to exercise any such right.
          (ii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above.
          (iii) Pledgor shall be credited with any cash dividends, interest or any other distribution of property paid, payable or otherwise distributed in cash in respect of the Collateral other than by way of redemption or liquidation of such Collateral.
     (b) Upon the occurrence and during the continuance of an Event of Default:
          (i) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a) hereof shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, Pledgor shall continue to have the rights to exercise such voting and other consensual rights notwithstanding the occurrence and continuance of an Event of Default until Secured Party delivers a notice to Pledgor of its intention to exercise such voting and other consensual rights.
          (ii) All rights of Pledgor to receive credit for cash dividends, interest, or other distributions in cash pursuant to Section 8(a) hereof shall cease and all rights to dividends, interest and other distributions shall thereupon be vested in Secured Party, who shall thereupon have the sole right to receive and hold as Collateral such dividends, interest and other distributions, or to direct that all such dividends, interest and other distributions shall be reinvested in additional shares of the Fund, all of which shall become additional Collateral. All dividends, interest and other distributions which are received by Pledgor contrary to these provisions shall be received in trust for the benefit of Secured Party, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement or registrations on the books of the Fund’s transfer agent).

     9. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact upon and as of the happening of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Master Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Master Agreement.
     10. Secured Party May Perform. If Pledgor fails to perform any agreement, obligation or responsibility contained herein, Secured Party may itself perform, or cause performance of, such agreement, obligation or responsibility, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.
     11. Events of Default. The following shall constitute “Events of Default” hereunder:
          (a) Any default under any Bonds or any default under any Indemnity Agreements;
          (b) Pledgor assigns, attempts to encumber, subjects to further pledge or security interest, sells, transfers or otherwise disposes of any of the Collateral without the prior written consent of Secured Party;
          (c) Pledgor fails to respond to any demand by Secured Party or to reimburse Secured Party pursuant to the terms of any Indemnity Agreements or Bonds for amounts paid out by Secured Party on behalf of Pledgor;
          (d) Pledgor fails to perform any covenant or agreement set forth herein, or in any document, instrument or agreement evidencing, securing, guaranteeing or pertaining to any of the Obligations, including the Bonds;
          (e) Any default occurs, and is not cured within any applicable cure or grace period, with respect to any document, instrument or agreement evidencing, securing, guaranteeing or pertaining to any of the Obligations, including the Bonds, whether or not due to any default by Pledgor;
          (f) Any representation or warranty made by Pledgor in this Agreement is false or misleading in any material respect;
          (g) A receiver, liquidator, custodian or trustee of Pledgor, or of all or any of the property of Pledgor, is appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief is entered with respect to Pledgor or Pledgor is adjudicated a bankrupt or insolvent, or any of the property of Pledgor is sequestered by court order and such order remains in effect for more than thirty (30) days; or a petition is filed against Pledgor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing;
          (h) Pledgor files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or
          (i) Pledgor makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Pledgor, or of all or any part of the property of Pledgor.
     12. Remedies. If any Event of Default shall have occurred and be continuing:
          (a) Secured Party may exercise (in compliance with all applicable securities laws) in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof by redemption of all or any number of the shares of the Fund. To the extent such redemption is deemed a sale with respect to which notice shall be required by law, Secured Party shall give Pledgor at least five days’ notice of the time after which any private sale is to be made, which Pledgor agrees shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgor agrees that any redemption of the shares by Secured Party shall be deemed to be a commercially reasonable sale under the New York Uniform Commercial Code. As an alternative to exercising the power of sale and redemption herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose the security interest granted under this Agreement and to sell or redeem the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.
          (b) Any cash held by Secured Party as Collateral and all cash proceeds and any income or interest from said cash proceeds received by Secured Party in respect of any sale of, collection from, redemption of or other realization upon or any part of the Collateral following the occurrence of an Event of Default may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then and/or at any time thereafter applied against, all or any part of the Obligations, in such order of application as Secured Party shall select.
          (c) Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all outstanding Obligations and the termination of all Obligations of the Secured Party (past, present or future) under or pursuant to the Bonds evidenced by releases of all liabilities under or pursuant to Bonds satisfactory to Secured Party, shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
     13. Expenses. Pledgor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (1) the administration of this Agreement, (2) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (3) the exercise or enforcement of any of the rights of Secured Party hereunder, or (4) the failure by Pledgor to perform or observe any of the provisions hereof.
     14. Security Interest Absolute. All rights of Secured Party hereunder, the security interest granted to Secured Party hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of any of the following circumstances, acts, events, or occurrences, and Pledgor expressly consents to the occurrence of any of such events and waives any defense arising therefrom:
          (a) any lack of validity or enforceability of the Bonds or any other agreement or instrument relating thereto;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Bonds any other agreement or instrument relating thereto;
          (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Master Agreement.
     15. Amendments, Etc. No amendment or waiver of any provision of this Master Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     16. No Waiver, Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
     17. Severability. If any provision of any of this Master Agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Master Agreement and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     18. Interpretation. No provision of this Master Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.
     19. Jurisdiction. Pledgor agrees that any legal action or proceeding with respect to this Master Agreement may be brought in the state or federal courts of the State of New York, all as Secured Party may elect. By execution of this Master Agreement, Pledgor hereby submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile. Nothing herein shall affect the right of Secured Party to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction or to serve process in any manner permitted or required by law. In furtherance of the foregoing, Pledgor hereby appoints the Secretary of State of the State of New York as its agent for service of process.
     20. Acceptance. This Master Agreement shall not become effective unless and until delivered to Secured Party at its principal office in Hartford, Connecticut, and accepted in writing by Secured Party thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Pledgor).
     21. Governing Law. This Master Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.
     22. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

Pledgor: (Name and Address)	Secured Party:
Apollo Group, Inc.	Travelers Casualty and Surety Company of America
4025 S. Riverpoint Parkway	One Tower Square, Bond — 2SHS2
Phoenix, AZ 85040	Hartford, CT 06183

Taxpayer ID# 86-0419443	Collateral Processing, National Resources
H.O. Bond, 2SHS2
Attn: P. Robert Moya, Senior VP and Secretary	Taxpayer ID# 06-0907370

     Except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.
     IN WITNESS WHEREOF, I hereby execute this agreement on behalf of Pledgor as of the date set forth below.

Signed:	/s/ Brian E. Mueller	Signed:	/s/ P. Robert Moya

	Apollo Group, Inc.		Apollo Group, Inc.

By:	Brian E. Mueller, President	By:	P. Robert Moya, Senior Vice President
and Secretary
     I hereby certify that I am the duly elected and qualified (Assistant) Secretary of the corporation (“Pledgor”) that entered into the foregoing agreement (the “Master Agreement”) with Travelers; that the officer who executed the Master Agreement on behalf of the Pledgor has been duly elected and qualified as such officer; that the signature above is the genuine signature of such officer, that the Master Agreement was duly executed and delivered by the Pledgor; that its execution and delivery were properly authorized by the Board of Directors of the Pledgor; and that the Master Agreement represents a valid and binding obligation of the Pledgor.
     IN WITNESS WHEREOF, I have set my hand and the seal of this Corporation this 14th day of February, 2008.

/s/ P. Robert Moya

Secretary

SEAL

ACCEPTED:	TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA

	By:	/s/ George W. Thompson

	Title:	Sr. Vice President

	Date:	February 25, 2008